Exhibit (d) (6)

                                AARP Growth Trust
                                 345 Park Avenue
                            New York, New York 10154

                                                               December 31, 1997


Scudder Kemper Investments, Inc.
345 Park Avenue
New York, New York  10154


                         Investment Management Agreement
                        AARP Balanced Stock and Bond Fund
                            AARP Capital Growth Fund
                             AARP Global Growth Fund
                           AARP Growth and Income Fund
                    AARP International Growth and Income Fund
                          AARP Small Company Stock Fund


Ladies and Gentlemen:



         AARP Growth Trust (the "Trust") has been established as a Massachusetts business trust to engage in the business of an investment company. Pursuant to the Trust's Declaration of Trust, as amended from time-to-time (the "Declaration"), the Board of Trustees has divided the Trust's shares of beneficial interest, par value $0.01 per share, (the "Shares") into separate series, or funds (each a "Fund" and, collectively, the "Funds"). Series may be abolished and dissolved, and additional series established, from time to time by action of the Trustees.



         The Trust, on behalf of the Funds, has selected you to act as the sole investment manager of the Funds and for each series that may subsequently be authorized by the Trustees (unless otherwise provided at the time and subject to such conditions and amendments to this Agreement as shall be mutually agreed upon), and to provide certain other services, as more fully set forth below, and you have indicated that you are willing to act as such investment manager and to perform such services under the terms and conditions hereinafter set forth. Accordingly, the Trust on behalf of the Funds agrees with you as follows:



         1. Delivery of Documents. The Trust engages in the business of investing and reinvesting the assets of the Funds in the manner and in accordance with the investment objectives, policies and restrictions specified in the currently effective Prospectus (the "Prospectus") and Statement of Additional Information (the "SAI") relating to each Fund included in the Trust's Registration Statement on Form N-1A, as amended from time to time, (the "Registration Statement") filed by the Trust under the Investment Company Act of 1940, as amended, (the "1940 Act") and the Securities Act of 1933, as amended. Copies of the documents referred to in the preceding sentence have been furnished to you by the Trust. The Trust has also furnished you with copies properly certified or authenticated of each of the following additional documents related to the Trust and the Fund:



(a)  The Declaration dated September 13, 1996, as amended to date.

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(b)  By-Laws of the Trust as in effect on the date hereof (the "By-Laws").



(c) Resolutions of the Trustees of the Trust and the shareholders of each Fund selecting you as investment manager and approving the form of this Agreement.



(d) Establishment and Designation of Series of Shares of Beneficial Interest dated November 12, 1996 relating to the Funds.



         The Trust will furnish you from time to time with copies, properly certified or authenticated, of all amendments of or supplements, if any, to the foregoing, including the Prospectus, the SAI and the Registration Statement.



         2. Portfolio Management Services. As manager of the assets of the Funds, you shall provide continuing investment management of the assets of the Funds in accordance with the investment objectives, policies and restrictions set forth in the Prospectus and SAI; the applicable provisions of the 1940 Act and the Internal Revenue Code of 1986, as amended (the "Code"), relating to regulated investment companies and all rules and regulations thereunder; and all other applicable federal and state laws and regulations of which you have knowledge; subject always to policies and instructions adopted by the Trust's Board of Trustees. In connection therewith, you shall use reasonable efforts to manage each Fund so that it will qualify as a regulated investment company under Subchapter M of the Code and regulations issued thereunder. The Funds shall have the benefit of the investment analysis and research, the review of current economic conditions and trends and the consideration of long-range investment policy generally available to your investment advisory clients. In managing the Funds in accordance with the requirements set forth in this section 2, you shall be entitled to receive and act upon advice of counsel to the Trust or counsel to you. You shall also make available to the Trust promptly upon request all of a Fund's investment records and ledgers as are necessary to assist the Trust in complying with the requirements of the 1940 Act and other applicable laws. To the extent required by law, you shall furnish to regulatory authorities having the requisite authority any information or reports in connection with the services provided pursuant to this Agreement which may be requested in order to ascertain whether the operations of the Trust are being conducted in a manner consistent with applicable laws and regulations.



         You shall determine the securities, instruments, investments, currencies, repurchase agreements, futures, options and other contracts relating to investments to be purchased, sold or entered into by the Funds and place orders with broker-dealers, foreign currency dealers, futures commission merchants or others pursuant to your determinations and all in accordance with Fund policies as expressed in the Registration Statement. You shall determine what portion of each Fund's portfolio shall be invested in securities and other assets and what portion, if any, should be held uninvested.



         You shall furnish to the Trust's Board of Trustees periodic reports on the investment performance of the Funds and on the performance of your obligations pursuant to this Agreement, and you shall supply such additional reports and information as the Trust's officers or Board of Trustees shall reasonably request.


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


         3. Administrative Services. In addition to the portfolio management services specified above in section 2, you shall furnish at your expense for the use of the Funds such office space and facilities in the United States as the Funds may require for their reasonable needs, and you (or one or more of your affiliates designated by you) shall render to the Trust administrative services on behalf of the Funds necessary for operating as open-end investment companies and not provided by persons not parties to this Agreement including, but not limited to, preparing reports to and meeting materials for the Trust's Board of Trustees and reports and notices to Fund shareholders; supervising, negotiating contractual arrangements with, to the extent appropriate, and monitoring the performance of, accounting agents, custodians, depositories, transfer agents and pricing agents, accountants, attorneys, printers, underwriters, brokers and dealers, insurers and other persons in any capacity deemed to be necessary or desirable to Fund operations; preparing and making filings with the Securities and Exchange Commission (the "SEC") and other regulatory and self-regulatory organizations, including, but not limited to, preliminary and definitive proxy materials, post-effective amendments to the Registration Statement, semi-annual reports on Form N-SAR and notices pursuant to Rule 24f-2 under the 1940 Act; overseeing the tabulation of proxies by the Funds' transfer agent; assisting in the preparation and filing of each Fund's federal, state and local tax returns; preparing and filing each Fund's federal excise tax return pursuant to Section 4982 of the Code; providing assistance with investor and public relations matters; monitoring the valuation of portfolio securities; monitoring the registration of Shares of each Fund under applicable federal and state securities laws; maintaining or causing to be maintained for each Fund all books, records and reports and any other information required under the 1940 Act, to the extent that such books, records and reports and other information are not maintained by the Fund's custodian or other agents of the Fund; assisting in establishing the accounting policies of each Fund; assisting in the resolution of accounting issues that may arise with respect to each Fund's operations and consulting with each Fund's independent accountants, legal counsel and other agents as necessary in connection therewith; establishing and monitoring each Fund's operating expense budgets; reviewing each Fund's bills; processing the payment of bills that have been approved by an authorized person; assisting each Fund in determining the amount of dividends and distributions available to be paid by each Fund to its shareholders, preparing and arranging for the printing of dividend notices to shareholders, and providing the transfer and dividend paying agent, the custodian, and the accounting agent with such information as is required for such parties to effect the payment of dividends and distributions; and otherwise assisting the Trust as it may reasonably request in the conduct of each Fund's business, subject to the direction and control of the Trust's Board of Trustees. Nothing in this Agreement shall be deemed to shift to you or to diminish the obligations of any agent of a Fund or any other person not a party to this Agreement which is obligated to provide services to the Fund.


         4. Allocation of Charges and Expenses. Except as otherwise specifically provided in this section 4, you shall pay the compensation and expenses of all Trustees, officers and executive employees of the Trust (including each Fund's share of payroll taxes) who are affiliated persons of you, and you shall make available, without expense to the Funds, the services of such of your directors, officers and employees as may duly be elected officers of the Trust, subject to their individual consent to serve and to any limitations imposed by law. You shall provide at your expense the portfolio management services described in section 2 hereof and the administrative services described in section 3 hereof.




         You shall not be required to pay any expenses of a Fund other than those specifically allocated to you in this section 4. In particular, but without limiting the generality of the foregoing, you shall not be responsible, except to the extent of the reasonable compensation of such of a Fund's Trustees and officers as are directors, officers or employees of you whose services may be involved, for the following expenses of each Fund: organization expenses of the Fund (including out-of-pocket expenses, but not including your overhead or employee costs); fees payable to you and to any other Fund advisors or consultants; legal expenses; auditing and accounting expenses; maintenance of books and records which are required to be


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

maintained by the Fund's custodian or other agents of the Trust; telephone, telex, facsimile, postage and other communications expenses; taxes and governmental fees; fees, dues and expenses incurred by the Fund in connection with membership in investment company trade organizations; fees and expenses of the Fund's accounting agent, custodians, subcustodians, transfer agents, dividend disbursing agents and registrars; payment for portfolio pricing or valuation services to pricing agents, accountants, bankers and other specialists, if any; expenses of preparing share certificates and, except as provided below in this section 4, other expenses in connection with the issuance, offering, distribution, sale, redemption or repurchase of securities issued by the Fund; expenses relating to investor and public relations; expenses and fees of registering or qualifying Shares of the Fund for sale; interest charges, bond premiums and other insurance expense; freight, insurance and other charges in connection with the shipment of the Fund's portfolio securities; the compensation and all expenses (specifically including travel expenses relating to Trust business) of Trustees, officers and employees of the Trust who are not affiliated persons of you; brokerage commissions or other costs of acquiring or disposing of any portfolio securities of the Fund; expenses of printing and distributing reports, notices and dividends to shareholders; expenses of printing and mailing Prospectuses and SAIs of the Fund and supplements thereto; costs of stationery; any litigation expenses; indemnification of Trustees and officers of the Trust; costs of shareholders' and other meetings; and travel expenses (or an appropriate portion thereof) of Trustees and officers of the Trust who are directors, officers or employees of you to the extent that such expenses relate to attendance at meetings of the Board of Trustees of the Trust or any committees thereof or advisors thereto held outside of Boston, Massachusetts or New York, New York.



         You shall not be required to pay expenses of any activity which is primarily intended to result in sales of Shares of a Fund if and to the extent that (i) such expenses are required to be borne by a principal underwriter which acts as the distributor of the Fund's Shares pursuant to an underwriting agreement which provides that the underwriter shall assume some or all of such expenses, or (ii) the Trust on behalf of the Fund shall have adopted a plan in conformity with Rule 12b-1 under the 1940 Act providing that the Fund (or some other party) shall assume some or all of such expenses, or (iii) such expenses are required to be borne by Scudder pursuant to section 4 of the Investment Company Services Agreement, dated as of October 8, 1984 among American Association of Retired Persons, AARP/Scudder Financial Management Company, and us. You shall be required to pay such of the foregoing sales expenses as are not required to be paid by the principal underwriter pursuant to the underwriting agreement or are not permitted to be paid by the Fund (or some other party) pursuant to such a plan.


        5. Management Fee. For all services to be rendered, payments to be made and costs to be assumed by you as provided in sections 2, 3 and 4 hereof, the Trust on behalf of the Funds shall pay you on the last day of each month the unpaid balance of a fee composed of an asset charge in two parts.

          (a) The asset charge for each calendar day of each year shall be equal to the total of 1/365th (1/366th in each leap year) of the amount computed in accordance with paragraphs (b) and (c) below. The computation shall be made for each such day on the basis of net assets as of the close of business of the full business day one (1) business day prior to the day for which the computation is being made. In the case of the suspension of the computation of net asset value, the asset charge for each day during such suspension shall be computed as of the close of business on the last full business day on which the net assets were computed. As used herein, "net assets" as of the close of a full business day shall include all transactions in shares of each Fund recorded on the books of each Fund for that day.

           (b) The base fee rate part of the fee shall be based on the average daily net assets of all funds within the AARP Investment Program from Scudder (the "Program"), including any new fund which may be organized in the future. The base fee rate will be the percent of Program net assets as set forth in the following table.

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                                  Base Fee Rate

   ----------------------------------------------------------------------
             Program Assets                  Annual Rate at Each
               (Billions)                        Asset Level
   ----------------------------------------------------------------------
   First $2                                         0.35%
   ----------------------------------------------------------------------
   Next $2                                          0.33%
   ----------------------------------------------------------------------
   Next $2                                          0.30%
   ----------------------------------------------------------------------
   Next $2                                          0.28%
   ----------------------------------------------------------------------
   Next $3                                          0.26%
   ----------------------------------------------------------------------
   Next $3                                          0.25%
   ----------------------------------------------------------------------
   Over $14                                         0.24%
   ----------------------------------------------------------------------

        The portion of the base fee rate which each Fund shall bear will be the same percentage of the base fee rate as its net assets are to the total net assets of all the Program funds.

        (c) The fund fee rate part of the fee shall be 0.19 percent per annum of net assets of AARP Balanced Stock and Bond Fund, 0.19 percent per annum of net assets of AARP Growth and Income Fund, 0.55 percent per annum of net assets of AARP Global Growth Fund, 0.32 percent per annum of net assets of AARP Capital Growth Fund, 0.60 percent per annum of the net assets of AARP International Growth and Income Fund and 0.55 percent per annum of the net assets of AARP Small Company Stock Fund.

        The value of net assets of the Trust or any Fund shall be determined pursuant to the applicable provisions of the Declaration, By-Laws and Registration Statement of the Trust. If, pursuant to such provisions, the determination of net asset value for any Fund is suspended for any particular business day, then for the purposes of this paragraph 5, the value of the net assets of that series of the Trust as last determined shall be deemed to be the value of the net assets as of the close of the New York Stock Exchange, or as of such other time as the value of the net assets of the portfolio of that Fund may lawfully be determined, on that day. If the determination of the net asset value of the shares of any Fund of the Trust has been suspended pursuant to the Declaration, By-Laws or Registration Statement of the Trust for a period including such month, your compensation payable at the end of such month shall be computed on the basis of the value of the net assets of the Trust as last determined (whether during or prior to such month). If a Fund determines the net asset value of its portfolio more than once on any day, then the last such determination thereof on that day shall be deemed to be the sole determination thereof on that day for the purposes of this section 5.

         You may waive all or a portion of your fees provided for hereunder and such waiver shall be treated as a reduction in purchase price of your services. You shall be contractually bound hereunder by the terms of any publicly announced waiver of your fee, or any limitation of a Fund's expenses, as if such waiver or limitation were fully set forth herein.


         6. Avoidance of Inconsistent Position; Services Not Exclusive. In connection with purchases or sales of portfolio securities and other investments for the account of a Fund, neither you nor any of your directors, officers or employees shall act as a principal or agent or receive any commission. You or your agent shall arrange for the placing of all orders for the purchase and sale of portfolio securities and other investments for each Fund's account with brokers or dealers selected by you in accordance with Fund policies as expressed in the Registration Statement. If any occasion should arise in which you give any advice to clients of yours concerning the Shares of a Fund, you shall act solely as investment counsel for such clients and not in any way on behalf of the Fund.

         Your services to the Trust and each Fund pursuant to this Agreement are not to be deemed to be exclusive and it is understood that you may render investment advice, management and services to others. In acting under this Agreement, you shall be an independent contractor and not an agent of the Trust or a Fund. Whenever a Fund and one or more other accounts or investment companies advised by the Manager have available funds for investment, investments suitable and appropriate for each shall be allocated in accordance with procedures believed by the Manager to be equitable to each entity. Similarly, opportunities to sell securities shall be allocated in a manner believed by the Manager to be equitable. Each Fund recognizes that in some cases this procedure may adversely affect the size of the position that may be acquired or disposed of for the Fund.



         7. Limitation of Liability of Manager. As an inducement to your undertaking to render services pursuant to this Agreement, the Trust agrees that you shall not be liable under this Agreement for any error of judgment or mistake of law or for any loss suffered by a Fund in connection with the matters to which this Agreement relates, provided that nothing in this Agreement shall be deemed to protect or purport to protect you against any liability to the Trust, a Fund or its shareholders to which you would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of your duties, or by reason of your reckless disregard of your obligations and duties hereunder. Any person, even though also employed by you, who may be or become an employee of and paid by a Fund shall be deemed, when acting within the scope of his or her employment by the Fund, to be acting in such employment solely for the Fund and not as your employee or agent.



         8. Duration and Termination of This Agreement. This Agreement shall remain in force until August 31, 1998, and continue in force from year to year thereafter, but only so long as such continuance is specifically approved at least annually (a) by the vote of a majority of the Trustees who are not parties to this Agreement or interested persons of any party to this Agreement, cast in person at a meeting called for the purpose of voting on such approval, and (b) by the Trustees of the Trust, or, with respect to each Fund, by the vote of a majority of the outstanding voting securities of such Fund of the Trust. The aforesaid requirement that continuance of this Agreement be "specifically approved at least annually" shall be construed in a manner consistent with the 1940 Act and the rules and regulations thereunder and any applicable SEC exemptive order therefrom.



         This Agreement may be terminated with respect to a Fund at any time, without the payment of any penalty, by the vote of a majority of the outstanding voting securities of the Fund or by the Trust's Board of Trustees on 60 days' written notice to you, or by you on 60 days' written notice to the Trust. This Agreement shall terminate automatically in the event of its assignment.



         9. Amendment of this Agreement. No provision of this Agreement may be changed, waived, discharged or terminated orally, but only by an instrument in writing signed by the party against whom enforcement of the change, waiver, discharge or termination is sought, and no amendment of this Agreement shall be effective until approved in a manner consistent with the 1940 Act and rules and regulations thereunder and any applicable SEC exemptive order therefrom.



         10. Limitation of Liability for Claims. The Declaration, a copy of which, together with all amendments thereto, is on file in the Office of the Secretary of The Commonwealth of Massachusetts, provides that the name "AARP Growth Trust" refers to the Trustees under the Declaration collectively as Trustees and not as individuals or personally, and that no shareholder of any Fund of the Trust, or Trustee,


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officer, employee or agent of the Trust, shall be subject to claims against or obligations of the Trust or of any Fund of the Trust to any extent whatsoever, but that the Trust estate only shall be liable.



         You are hereby expressly put on notice of the limitation of liability as set forth in the Declaration and you agree that the obligations assumed by the Trust on behalf of each Fund pursuant to this Agreement shall be limited in all cases to the applicable Fund and its assets, and you shall not seek satisfaction of any such obligation from the shareholders or any shareholder of the Fund or any other series of the Trust, or from any Trustee, officer, employee or agent of the Trust. You understand that the rights and obligations of each Fund, or series, under the Declaration are separate and distinct from those of any and all other series.



         11. Miscellaneous. The captions in this Agreement are included for convenience of reference only and in no way define or limit any of the provisions hereof or otherwise affect their construction or effect. This Agreement may be executed simultaneously in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.



         In interpreting the provisions of this Agreement, the definitions contained in Section 2(a) of the 1940 Act (particularly the definitions of "affiliated person," "assignment" and "majority of the outstanding voting securities"), as from time to time amended, shall be applied, subject, however, to such exemptions as may be granted by the SEC by any rule, regulation or order.



         This Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts, provided that nothing herein shall be construed in a manner inconsistent with the 1940 Act, or in a manner which would cause a Fund to fail to comply with the requirements of Subchapter M of the Code.


         This Agreement shall supersede all prior investment advisory or management agreements entered into between you and the Trust on behalf of the Funds.


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         If you are in agreement with the foregoing, please execute the form of acceptance on the accompanying counterpart of this letter and return such counterpart to the Trust, whereupon this letter shall become a binding contract effective as of the date of this Agreement.

                                   Yours very truly,

                                   AARP GROWTH TRUST, on behalf of


                                   AARP Balanced Stock and Bond Fund
                                   AARP Capital Growth Fund
                                   AARP Global Growth Fund
                                   AARP Growth and Income Fund
                                   AARP International Growth and Income Fund
                                   AARP Small Company Stock Fund



                                   By: /s/Cornelia M. Small
                                       --------------------

                                   President

         The foregoing Agreement is hereby accepted as of the date hereof.

                                   SCUDDER KEMPER INVESTMENTS, INC.




                                   By: /s/Stephen R. Beckwith
                                       ----------------------
                                   Managing Director